UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 11, 2011
Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma  74135
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
         (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
         CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On October 11, 2011, Rental Car Finance Corp. (“RCFC”), an Oklahoma corporation and wholly owned subsidiary of Dollar Thrifty Automotive Group, Inc. (“DTG”), a Delaware corporation, terminated RCFC’s Rental Car Asset Backed Variable Funding Notes, Series 2010-1 (the “Notes”) held by Deutsche Bank AG, New York Branch, as managing agent pursuant to a Master Termination Agreement, dated as of October 11, 2011, among RCFC, as issuer, lessor, financing source and beneficiary, DTG, as master servicer and guarantor, DTG Operations, Inc., as lessee, servicer and lessee grantor, Deutsche Bank Trust Company Americas, as trustee, financing source, beneficiary and master collateral agent, Saratoga Funding Corp., LLC, as conduit purchaser, and Deutsche Bank AG, New York Branch, as committed purchaser, managing agent and administrative agent.  The termination of the Notes was effected in conjunction with DTG’s ongoing rationalization of its overall capitalization structure in light of market conditions and DTG’s anticipated funding requirements. The Notes were originally issued pursuant to the Series 2010-1 Supplement, dated as of April 8, 2010, between RCFC and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), to the Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and the Trustee, in an aggregate principal amount of $200 million.  RCFC paid a $0.5 million termination fee in connection with the termination of the Notes, in lieu of fees that would otherwise have been payable pursuant to the related note purchase agreement in respect of an early termination of the Notes.

Deutsche Bank AG, New York Branch, Deutsche Bank Trust Company Americas and/or their respective affiliates are also participants in, or parties to, other credit facilities and/or variable funding note programs and related agreements with DTG and its subsidiaries, including RCFC.

The foregoing description of the termination of Notes is qualified in its entirety by reference to the document attached hereto as Exhibit 4.244, which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.                                                      Description

4.244
Master Termination Agreement, dated as of October 11, 2011, among Rental Car Finance Corp., as issuer, lessor, financing source and beneficiary, Dollar Thrifty Automotive Group, Inc., as master servicer and guarantor, DTG Operations, Inc., as lessee, servicer and lessee grantor, Deutsche Bank Trust Company Americas, as trustee, financing source, beneficiary and master collateral agent, Saratoga Funding Corp., LLC, as conduit purchaser, and Deutsche Bank AG, New York Branch, as committed purchaser, managing agent and administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

October 13, 2011	By:	/s/ H. CLIFFORD BUSTER III
H. Clifford Buster III
Senior Executive Vice President, Chief Financial
Officer and Principal Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                                      Description

4.244
Master Termination Agreement, dated as of October 11, 2011, among Rental Car Finance Corp., as issuer, lessor, financing source and beneficiary, Dollar Thrifty Automotive Group, Inc., as master servicer and guarantor, DTG Operations, Inc., as lessee, servicer and lessee grantor, Deutsche Bank Trust Company Americas, as trustee, financing source, beneficiary and master collateral agent, Saratoga Funding Corp., LLC, as conduit purchaser, and Deutsche Bank AG, New York Branch, as committed purchaser, managing agent and administrative agent.